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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SCHULER HOLDINGS, INC.


              FIRST. The name of the Corporation is Schuler Holdings, Inc. (the "Corporation").

              SECOND. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. (New Castle County)

              THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              FOURTH. (a) The aggregate number of shares which the Corporation is authorized to issue is 171,000,000 shares, of which 1,000,000 shall be shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), and 170,000,000 shall be shares of Common Stock, $0.001 par value per share (the "Common Stock"), of which 120,000,000 shall be shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), and 50,000,000 shall be shares of Class B Common Stock, $.001 par value per share ("Class B Common Stock").

              (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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              (c) The relative voting, dividend, liquidation and other
rights, preferences and limitations or restrictions of the Class A Common Stock and Class B Common Stock are stated in this Certificate of Incorporation as follows:

                   (i) VOTING. Subject to all of the rights which may be granted to holders of the Preferred Stock and except as otherwise required or authorized by Article FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH or by applicable law, voting power shall be divided between the holders of Class A Common Stock and Class B Common Stock of the Corporation as follows:

                             (A) So long as there are issued and
                  outstanding at least 14 million shares of Class B Common Stock, the holders of Class A Common Stock, voting as a separate class, shall be entitled to elect five Directors and the holders of Class B Common Stock, voting as a separate class, shall be entitled to elect four Directors. If and when there are issued and outstanding less than 14 million shares of Class B Common Stock, the holders of Class A Common Stock, voting as a separate class, shall be entitled to elect six Directors and the holders of Class B Common Stock, voting as a separate class, shall be entitled to elect only three Directors. If at any time the Corporation shall issue additional shares of Class B Common Stock as provided in subsection (c)(v) of Article FOURTH, the holders of Class B Common Stock shall thenceforth be entitled to elect, as provided in the two immediately preceding sentences, the number of directors resulting from the number of shares of Class B Common Stock then held by such holders. If at any time there shall be shares of only one class of Common Stock issued and outstanding, the holders of such class shall be entitled to elect the entire Board of Directors. In the event of any decrease in the authorized number of Directors elected by the holders of Class B Common Stock, each Director elected by the holders of Class B Common Stock then serving as such shall nevertheless continue as a Director until the expiration of his or her current term, or his or her earlier death, resignation or removal.

                             (B) So long as any shares of Class B Common
                  Stock are issued and outstanding, any Director elected exclusively by the holders of Class A Common Stock may be removed from office without cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock, voting as a separate class, and any Director elected exclusively by the holders of Class B Common Stock may be removed from office without cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class.

                             (C) For so long as any shares of Class B
                  Common Stock are issued and outstanding, any vacancy in the office of a Director elected exclusively by the holders of Class A Common Stock may only be filled by a vote of the holders of Class A Common Stock, voting as a separate class, or by a majority vote of the Directors then in office, though less than a quorum, elected exclusively by the holders of Class A Common Stock. For so long as any shares of Class B Common Stock are issued and outstanding, any vacancy in the office

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                  of a Director elected exclusively by the holders of
                  Class B Common Stock may only be filled by a vote of the holders of Class B Common Stock, voting as a separate class, or by a majority vote of the Directors then in office, though less than a quorum, elected exclusively by the holders of Class B Common Stock.

                             (D) Except as otherwise required by
                  applicable law or any other provision of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote, subject to any voting rights which may be granted to holders of Preferred Stock. With respect to such matters, every holder of Class A Common Stock shall be entitled to one vote for every share of Class A Common Stock standing in such stockholder's name on the record of stockholders and every holder of Class B Common Stock shall be entitled to one-half vote for every share of Class B Common Stock standing in such stockholder's name on the record of stockholders.

                             (E) Notwithstanding any other provision of
                  this Certificate of Incorporation or any provision of applicable law specifying a lesser percentage, the following matters shall require the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class:

                                     (I) any merger or consolidation of
                           the Corporation with or into any other Person (as defined in Article EIGHTH), or

                                     (II) any sale, lease, exchange,
                           transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, or

                                     (III) the adoption of any plan or
                           proposal for the liquidation or dissolution of the Corporation, or

                                     (IV) any reclassification of
                           securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction, which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary; PROVIDED, HOWEVER, that this subsection (c)(i)(E)(IV) of Article FOURTH shall not be deemed to include any issuance, offering or sale by the Corporation of any of its securities.

                           (ii) DIVIDENDS. (A) Subject to the rights which may be granted to the holders of the Preferred Stock and subject to any other provisions of this Certificate of

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         Incorporation, holders of Class A Common Stock and Class B Common
         Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                               (B) No distribution or dividend payable in
                  Class A Common Stock may be declared on Class A Common Stock unless a distribution or dividend payable in Class B Common Stock at the same time and at the same rate per share is concurrently declared on Class B Common Stock then outstanding. No distribution or dividend payable in Class B Common Stock may be declared on Class B Common Stock unless a distribution or dividend payable in Class A Common Stock at the same time and at the same rate per share is concurrently declared on Class A Common Stock then outstanding. So long as shares of both Class A Common Stock and Class B Common Stock shall remain outstanding, no dividend or distribution payable in property or securities of any other class or kind of the Corporation shall be declared or paid on either of such classes unless a dividend equal in kind and amount on a per share basis and payable at the same time is concurrently declared on the other class. No split-up, combination or other reclassification of the shares of Class A Common Stock or Class B Common Stock into a different number of shares of such class shall be made unless a split-up, combination or other reclassification of the shares of the other class then outstanding, if any, into a different number of shares of such other class is made at the same time and at the same rate per share and the number of shares necessary to elect directors as provided in subsection (c)(i)(A) of Article FOURTH is adjusted as appropriate.

                       (iii)   CONVERSION RIGHTS AND AUTOMATIC CONVERSION.

                               (A) Subject to the terms and conditions of
                  this Article FOURTH, each share of Class B Common Stock shall be converted into one fully paid and non-assessable share of Class A Common Stock at the election of the holder thereof or upon the transfer by the holder thereof to any other Person who was not, directly or indirectly, a Beneficial Owner (as defined in Article EIGHTH) of Class B Common Stock immediately after the Closing Date (as defined in that certain Agreement and Plan of Reorganization, dated as of September 12, 2000, as the same may be amended from time to time (the "Reorganization Agreement"), by and between Schuler Homes, Inc. and the WP Partners (as defined therein) (the "Closing Date").

                               (B) Subject to the terms and conditions of
                  this Article FOURTH, each share of Class B Common Stock shall be automatically converted into one fully paid and non-assessable share of Class A Common Stock without any action on the part of the holder thereof upon the later to occur of (I) the date that is two days subsequent to the second anniversary of the Closing Date and (II) the day upon which less than ten million shares of Class B Common Stock are issued and outstanding; PROVIDED, HOWEVER, that such automatic conversion of Class B Common Stock shall not occur if, and for so long as, the Board of

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                  Directors determines that such automatic conversion would
                  result in a "Change of Control" as defined in that certain Indenture, dated as of May 6, 1998, by and between Schuler Homes, Inc. and U.S. Trust Company of California, N.A., as trustee, or a "Risk Event" as defined in that certain Indenture, dated as of January 15, 1993, by and between Schuler Homes, Inc. and Pacific Century Trust, as successor trustee to Bishop Trust Company, Limited.

                               (C) Conversions in accordance with this
                  Article FOURTH shall occur at the office of any transfer agent for the Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (to the attention of the Secretary of the Corporation). Every conversion pursuant to subsection (c)(iii)(A) or (c)(iii)(B) of Article FOURTH, shall constitute a contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of Class B Common Stock to be converted, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of the Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                               (D) The Corporation shall at all times
                  reserve and keep available, out of its authorized and unissued shares, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock which at any such times are convertible.

                       (iv) MERGER AND LIQUIDATION RIGHTS. In the event of any merger or consolidation to which the Corporation is a party, the Class A Common Stock and the Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges. In the event of a dissolution or liquidation of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, the Class A Common Stock and the

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         Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges.

                   (v) RESTRICTION ON ISSUANCE OF CLASS B COMMON STOCK.
         Except in connection with the stock splits and stock dividends, the Corporation shall not issue any authorized shares of Class B Common Stock other than pursuant to Section 9.6 of the Reorganization Agreement, unless and until such issuance is authorized by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock, voting as a separate class, and the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class.


              FIFTH. (a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter, amend or repeal any or all of the Bylaws of the Corporation; PROVIDED, HOWEVER, that any Bylaw amendment adopted by the Board of Directors pursuant to paragraph (a) of Article SEVENTH increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of Directors which the Corporation would have if there were no vacancies.

              (b) In addition, so long as any shares of Class B Common Stock are issued and outstanding, new Bylaws may be adopted or the Bylaws may be altered, amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock, voting as a separate class, and the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class.

              (c) In addition, from and after the time when no shares of Class B Common Stock are issued and outstanding, new Bylaws may be adopted or the Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

              SIXTH. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

              (b) Special meetings of stockholders of the Corporation may be called only by the joint action of the Chairman of the Board of Directors and the President or by the Chairman or the Secretary at the written request of a majority of the total number of Directors which shall then constitute the whole Board of Directors of the Corporation upon not fewer than 10 nor more than 60 days' prior written notice. The request shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

              SEVENTH. (a) So long as any shares of Class B Common Stock are issued and outstanding, the number of Directors which shall constitute the whole Board of Directors of the

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Corporation shall be nine, subject to this Article SEVENTH. From and after the time when there are no shares of Class B Common Stock issued and outstanding, the number of Directors which shall constitute the whole Board of Directors of this Corporation shall be as specified in the Bylaws of this Corporation, subject to this Article SEVENTH.

              (b) Each Director shall serve for a term ending on the date of the first annual meeting of stockholders following the annual meeting at which the Director was elected. Notwithstanding the foregoing provisions of this Article SEVENTH, each Director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

              (c) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his or her current term, or his or her earlier resignation, removal from office or death.

              (d) From and after the time when there are no shares of Class B Common Stock issued and outstanding, any Director or the entire Board of Directors may be removed from office without cause by the affirmative vote of the holders of a majority of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

              EIGHTH. (a) (i) In addition to any affirmative vote required by law, so long as any shares of Class B Common Stock are issued and outstanding, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock, voting as a separate class, and the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class. In addition to any affirmative vote required by law, from and after the time when there are no shares of Class B Common issued and outstanding, any Business Combination shall require the affirmative vote of the holders of a majority of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class (for purposes of this Article EIGHTH, together with any Class A Common Stock and Class B Common Stock, the "Voting Shares"). Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

                   (ii) The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

                            (A) any merger or consolidation of the
                  Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other Person (as hereinafter defined) (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder, or

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                            (B) any sale, lease, exchange, mortgage,
                  pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared, or

                            (C) the issuance or transfer by the
                  Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared, or

                            (D) the adoption of any plan or proposal for
                  the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

                            (E) any reclassification of securities
                  (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

                  (b) The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

                  (c)  For the purposes of this Article EIGHTH:

                       (i) A "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

                       (ii) "Interested Stockholder" shall mean, in respect of any Business Combination, any Person (other than the Corporation or any Subsidiary) who or which,

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         as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction:

                            (A) is or was, at any time within two years
                  prior thereto, the Beneficial Owner (as hereinafter defined) of 10% or more of the then outstanding Voting Shares, or

                            (B) is an Affiliate or Associate of the
                  Corporation and at any time within two years prior thereto was the Beneficial Owner of 10% or more of the then outstanding Voting Shares, or

                            (C) is an assignee of or has otherwise
                  succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                       (iii) A "Person" shall be the "Beneficial Owner" of any Voting Shares.

                            (A) which such Person or any of its
                  Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                            (B) which such Person or any of its
                  Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                            (C) which are beneficially owned, directly
                  or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                       (iv) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (iii) above, but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                       (v) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the "Exchange Act").

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                       (vi) "Subsidiary" shall mean any corporation of which
         a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term "Subsidiary" shall mean only a Corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

              (d) Two-thirds of the whole Board of Directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (i) whether a Person is an Interested Stockholder, (ii) the number of Voting Shares beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (iii) of section (c) of this Article EIGHTH, or (iv) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any subsidiary constitutes not less than 5% of the total assets of the Corporation.

              (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

              NINTH. Subject to the remainder of this Article NINTH, this Corporation reserves the right to alter, change, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, so long any shares of Class B Common Stock are issued and outstanding, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock, voting as a separate class, and the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, Article FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, from and after the time when there are no shares of Class B Common Stock issued and outstanding, the affirmative vote of the holders of a majority of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, Article FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH.

              TENTH. The name and mailing address of the incorporator is Shannon McGriff-Smith, 400 Sansome Street, San Francisco, California 94111.

              ELEVENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a

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

Corporation's stockholders, further reductions in the liability of a Corporation's Directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

              I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of October, 2000.

                                       /s/ Shannon McGriff-Smith
                                       ------------------------------------
                                       Shannon McGriff-Smith, Incorporator


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